EXHIBIT 99.2

                             America Online, Inc.
                         Consolidated Summary of Results

                      Restated Periods for MapQuest Merger
                  (Amounts in millions, except per share data)
                                   (Unaudited)

                                                              Three months ended

                                                  March 31,              December 31,            September 30,             June 30,
                                                    2000                     1999                    1999                     1999

Revenues:
     Subscription services                         $ 1,153               $ 1,067                   $ 995                    $ 943
     Advertising, commerce and other                   568                   449                     360                      313
     Enterprise solutions                              126                   117                     122                      128
             Total revenues                          1,847                 1,633                   1,477                    1,384

Costs and expenses:
     Cost of revenues                                  941                   833                     792                      743
     Sales and marketing                               271                   236                     213                      216
     Product development                                79                    77                      71                       71
     General and administrative                        161                   158                     123                      114
     Amortization of goodwill                           19                    18                      18                       16
     One time charges                                    -                     5                       -                       15
             Total costs and expenses                1,471                 1,327                   1,217                    1,175

Income from operations                                 376                   306                     260                      209

Other income, net                                      337                   159                      39                       30

Income before provision for
     income taxes                                      713                   465                     299                      239

Provision for income taxes                            (280)                 (185)                   (118)                     (82)
Net income                                           $ 433                 $ 280                   $ 181                    $ 157
Earnings per share-diluted                          $ 0.17                $ 0.11                  $ 0.07                   $ 0.06
Earnings per share-basic                            $ 0.19                $ 0.12                  $ 0.08                   $ 0.07

Weighted average shares
     outstanding-diluted                             2,608                 2,623                   2,587                    2,602
Weighted average shares
     outstanding-basic                               2,298                 2,270                   2,231                    2,196


                              America Online, Inc.
                            Supplemental Information

  Restated Periods for MapQuest Merger - Fully Taxed, Excluding One-Time Items
                  (Amounts in millions, except per share data)
                                   (Unaudited)


                                                              Three months ended

                                           March 31,              December 31,            September 30,              June 30,
                                             2000                     1999                    1999                     1999

Revenues:
     Subscription services                  $1,153                 $  1,067                $    995                 $    943
     Advertising, commerce and other           568                      449                     360                      313
     Enterprise solutions                      126                      117                     122                      128
             Total revenues                  1,847                    1,633                   1,477                    1,384

Costs and expenses:
     Cost of revenues                          941                      833                     792                      743
     Sales and marketing                       271                      236                     213                      216
     Product development                        79                       77                      71                       71
     General and administrative                161                      158                     123                      114
     Amortization of goodwill                   19                       18                      18                       16
             Total costs and expenses        1,471                    1,322                   1,217                    1,160

Income from operations                         376                      311                     260                      224

Other income, net                               62                       48                      39                       30

Income before provision for
     income taxes                              438                      359                     299                      254

Provision for income taxes                    (171)                    (140)                   (117)                     (99)
Net income                                  $  267                 $    219                $    182                $     155


Earnings per share-diluted (1)              $ 0.11                 $   0.09                $    0.07               $     0.06

Weighted average shares
     outstanding-diluted (1)                 2,508                    2,507                   2,473                    2,426

Other Selected Data
EBITDA                                         488                      391                     337                      304
Net cash provided by operations                478                      353                     466                      192
Free cash flow                                 281                      137                     312                       74

(1) Weighted average shares outstanding based on fully taxed diluted share calculation including common stock equivalents.

Advertising, Commerce and Other Revenue
Advertising and electronic commerce fees       470                      354                     274                      237
Merchandise                                     58                       47                      46                       41
Other                                           45                       48                      45                       35
     Total advertising, commerce and other
             revenue                           573                      449                     365                      313
